CHARTER

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                        Substitute House Bill No. 5252
                             SPECIAL ACT NO. 80-4

AN ACT CONCERNING INCORPORATION OF THE C. M. LIFE INSURANCE COMPANY.

Be it enacted by the Senate and House of Representatives in General Assembly convened:

Section 1. C. M. Life Insurance Company is created a body politic and corporate and under that name shall have all the powers granted by the general statutes, as now enacted or hereafter amended, to corporations formed under the Stock Corporation Act. Connecticut Mutual Life Insurance Company of Hartford shall be the sole incorporator.

Sec. 2.   The corporation shall have the power to write life insurance, endowments, annuities, accident, disability and health insurance and any and all other forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business may now or hereafter lawfully do; to write policies and contracts on an individual or group basis, providing for benefits on either a fixed or variable basis; to accept and to cede reinsurance; to issue policies and contracts for any kind or combination of kinds of insurance herein authorized; to issue policies or contracts either with or without participation in profits, earnings or surplus; to acquire and hold any or all of the shares or other securities of any insurance corporation or any other kind of corporation; to invest in and to establish or manage, one or more investment companies; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction.

Sec. 3.   The capital with which the corporation shall commence business shall be an amount not less than one thousand dollars. The authorized capital shall be ten million dollars divided into fifty thousand shares of common capital stock with a par value of two hundred dollars each.

Section 4. The incorporator named in section 1 of this act shall form the corporation in the manner provided for specially chartered corporations in the Stock Corporation Act.


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                        Substitute House Bill No. 5252

Sec. 5.   The corporation shall obtain a license from the insurance
commissioner prior to the commencement of business and shall be subject to all the general statutes applicable to insurance companies.

Sec. 6.   Notwithstanding the provisions of section 33-391 of the general statutes, the corporate charter granted by this act shall be void unless said corporation is organized and licensed on or before January 1, 1982.

Certified as correct by

________________________________________________________________________
                                               Legislative Commissioner.

________________________________________________________________________
                                                    Clerk of the Senate.

________________________________________________________________________
                                                     Clerk of the House.

Approved ____________________________April 25_____________________, 1980



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                              Senate Bill No. 696

                             SPECIAL ACT NO. 81-2

AN ACT EXTENDING THE TIME FOR ORGANIZATION OF THE C.M. LIFE INSURANCE COMPANY.

Be it enacted by the Senate and House of Representatives in General Assembly convened:

Section 6 of special act 80-4 is amended to read as follows:

Sec. 6.   Notwithstanding the provisions of section 33-391 of the general statutes, the corporate charter granted by this act shall be void unless said corporation is organized and licensed on or before January 1, [1982] 1984.
                                                                    ------

Certified as correct by

________________________________________________________________________
                                               Legislative Commissioner.

________________________________________________________________________
                                                    Clerk of the Senate.

________________________________________________________________________
                                                     Clerk of the House.

Approved ____________________________April 22_____________________, 1981

________________________________________________________________________
                                                               Governor.